EXHIBIT 99.14

AMENDMENT TO

SECURED SENIOR NOTE

(Term D Note)

THIS AMENDMENT TO SECURED SENIOR NOTE, dated as of January 15, 2004 (this “Amendment”), is by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Purchaser” and, together with any registered assigns, the “Holder”).

R E C I T A L S

A. The Company and the Purchaser are parties to that certain Second Amended and Restated Securities Purchase Agreement dated as of March 8, 2002, as amended by a First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of August 14, 2002, a Second Amendment to Securities Purchase Agreement dated as of January 31, 2003, a Consent and Third Amendment to Securities Purchase Agreement dated as of May 20, 2003 and a Fourth Amendment to Securities Purchase Agreement dated as of January 15, 2004 (the “Fourth Amendment”) (as so amended, the “Securities Purchase Agreement”).

B. The Purchaser is the holder of the Term D Note. Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement or the Term D Note, as the case may be.

C. The Company has requested that the Purchaser extend the Maturity Date from January 15, 2004 to January 29, 2004, and the Purchaser is willing to do so as an accommodation to the Company, effective on and as of the Fourth Amendment Effective Date. Accordingly, the Company and the Purchaser wish to amend Section 3 of the Term D Note as provided for herein.

D. In addition, pursuant to Section 2(c) of the Fourth Amendment, the Company is voluntary prepaying a portion of the outstanding principal balance of the Term D Note, together with accrued and unpaid interest thereon.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Section 3 (Maturity Date). Effective on and as of the Fourth Amendment Effective Date, Section 3 of the Term D Note is amended to read in its entirety as follows:

“3. Maturity Date. The Company shall pay in full the entire outstanding principal balance of this Note, together with all premium, if any, accrued and unpaid interest on, and all other amounts owing under this Note, on January 29, 2004 (the “Maturity Date”).”

2. Confirmation; Full Force and Effect. The amendment set forth in Section 1 above shall amend the Term D Note on and as of the Fourth Amendment Effective Date, and the Term D Note shall remain in full force and effect, as amended hereby, from and after the Fourth Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, the Term D Note, as amended hereby, the Term B Note, as amended currently herewith, the Term C Note, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder. The execution, delivery and performance of this Amendment shall not operate as a waiver of, or limitation with respect to, any right, power or remedy of the Purchaser under or related to the Securities Purchase Agreement, the Term D Note, as amended hereby, the Term B Note, as amended currently herewith, the Term C Note, any Collateral Documents, any other Related Agreement or any Applicable Laws.

3. Successors and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the Company, the Purchaser and their respective successors and permitted assigns.

4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such State, without regard to principles regarding choice of law or conflicts of laws.

5. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and delivered by its duly authorized representatives as of the date first written above.

COMPANY

CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:
Charles E. Bradley, Jr. President and Chief Executive Officer

By:
Robert E. Riedl Chief Financial Officer

AGREED TO AND ACCEPTED: LEVINE LEICHTMAN CAPITAL PARTNERS, INC.

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.

By:
Steven E. Hartman Vice President

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ACKNOWLEDGMENT AND CONSENT

OF SUBSIDIARY GUARANTORS

Each of the undersigned Subsidiary Guarantors hereby acknowledges that it has read the foregoing Amendment to Secured Senior Note and consents to its terms. The undersigned further acknowledges and agrees that the Term D Note, as amended by the foregoing Amendment, the Term B Note, as amended currently herewith, and the Term C Note each constitutes a Guarantied Obligation and reaffirms its obligations under the Subsidiary Guaranty and the other Related Agreements to which it is a party, all of which shall remain in full force and effect.

SUBSIDIARY GUARANTORS CPS LEASING, INC., a Delaware corporation

By:
Name:
Title:

CPS MARKETING, INC., a California corporation

By:
Name:
Title:

MFN FINANCIAL CORPORATION, a Delaware corporation

By:
Name:
Title:

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MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

By:
Name:
Title:

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MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

By:
Name:
Title:

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MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

By:
Name:
Title:

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MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

By:
Name:
Title:

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MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

By:
Name:
Title:

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

By:
Name:
Title:

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GULFCO INVESTMENT INC., a Louisiana corporation

By:
Name:
Title:

GULFCO FINANCE COMPANY, a Louisiana corporation

By:
Name:
Title:

MIDLAND FINANCE CO., an Illinois corporation

By:
Name:
Title:

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:
Name:
Title:

TFC ENTERPRISES, INC., a Delaware corporation

By:
Name:
Title:

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THE FINANCE COMPANY, a Virginia corporation

By:
Name:
Title:

FIRST COMMUNITY FINANCE, INC., a Virginia corporation

By:
Name:
Title:

RECOVERIES, INC., a Virginia corporation

By:
Name:
Title:

PC ACCEPTANCE.COM, INC., a Virginia corporation

By:
Name:
Title:

THE INSURANCE AGENCY, INC., a Virginia corporation

By:
Name:
Title:

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